Exhibit 4.52

EXECUTION VERSION

FIFTH AMENDMENT TO CREDIT AGREEMENT
FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”), dated as of June 1, 2016, by and among SCORPIO BULKERS INC., a company incorporated under the laws of the Republic of the Marshall Islands, as borrower (the “Borrower”), the Lenders party hereto and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders from time to time party thereto, and the Administrative Agent are parties to a Credit Agreement, dated as of December 30, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of March 6, 2015, that certain Second Amendment to Credit Agreement, dated as of October 21, 2015, that certain Third Amendment to Credit Agreement, dated as of December 14, 2015, that certain Fourth Amendment to Credit Agreement, dated as of April 7, 2016 and as further amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has notified the Lenders and the Administrative Agent of its intention to make certain voluntary prepayments and requested certain amendments to the Credit Agreement;
WHEREAS, subject to the terms and conditions of this Fifth Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided.
NOW, THEREFORE, it is agreed:

I.	Amendments to Credit Agreement.

1.Section 1.01 of the Credit Agreement shall be amended by inserting the following new definition in alphabetical order therein:

““Immaterial Newbuild Subsidiary” shall mean, any Subsidiary of the Borrower (as of the date of this Fifth Amendment) which, as of any date of determination, owns no material assets or has no material liabilities other than pursuant to or arising out of a shipbuilding contract (excluding, for the avoidance of doubt, any Subsidiary that is a Subsidiary Guarantor, Collateral Vessel Owner or which has taken delivery of and owns a vessel other than a Collateral Vessel), provided that no shipyard counterparty to the relevant shipbuilding contract shall have any outstanding recourse to (or otherwise be a creditor of) the Borrower and/or any Material Subsidiary of the Borrower pursuant to any guarantee or credit support in connection with the relevant shipbuilding contract (or related documentation).”.

2.The definition of “Material Subsidiary” appearing in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

Exhibit 4.52

““Material Subsidiary” shall mean any Subsidiary of the Borrower which is not an Immaterial Subsidiary or an Immaterial Newbuild Subsidiary.”.
3.The definition of “Consolidated Tangible Net Worth” appearing in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Consolidated Tangible Net Worth” shall mean, at any time of determination for any Person, the Net Worth of such Person and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP minus goodwill and as adjusted to exclude (without duplication of any amounts excluded as impairment of intangible assets on or after the Closing Date in the definition of “Net Worth”), (i) any incurred losses/write downs on assets sold and/or held for sale on or after March 31, 2016, (ii) any incurred losses on termination of any shipbuilding contract on or after March 31, 2016 and (iii) any impairment charges taken on assets on or after March 31, 2016.”.

4.Section 5.02(e) of the Credit Agreement is hereby amended by adding the following text at the end thereof: “as a result thereof”.

5.Section 6.14 of the Credit Agreement is hereby amended by adding the following text as a new sentence at the end thereof:

“For the avoidance of doubt, nothing in this Section shall require any Immaterial Newbuild Subsidiary to perform its obligations under, or comply with the terms of, any shipbuilding contract to which it is a party.”.

6.Section 6.16(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(c)    (i) Neither the Borrower nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or any of its Subsidiaries to operate any Collateral Vessel, Real Property or other facility and (ii) no event has occurred and is continuing which would constitute noncompliance, breach of or default thereunder, except in relation to each of clauses (i) and (ii) above, such noncompliance, breaches or defaults as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. For the avoidance of doubt, nothing in this clause (c) shall require any Immaterial Newbuild Subsidiary to perform its obligations under, or comply with the terms of, any shipbuilding contract to which it is a party.”.
7.Section 8.03(b) of the Credit Agreement is hereby amended by inserting “on or after December 31, 2018,” immediately before the text: “the Borrower may pay or make Restricted Payments”.

8.Section 8.07(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Exhibit 4.52

“(d)    Minimum Interest Coverage. Commencing with the Test Period ending on March 31, 2018, the Borrower will not permit the Interest Coverage Ratio for any Test Period to be less than:

(i)	on the last day of each Test Period from and including the Test Period ending March 31, 2018 to and including the Test Period ending June 30, 2018: 1.00 to 1.00, calculated:

(A)	in respect of the Test Period ending March 31, 2018, using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarter ending March 31, 2018 only; and

(B)	in respect of the Test Period ending June 30, 2018, using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarters ending March 31, 2018 and June 30, 2018 only;

(ii)
on the last day of the Test Period ending September 30, 2018: 2.50 to 1.00, calculated using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarters ending March 31, 2018, June 30, 2018 and September 30, 2018 only; and

(iii)	on the last day of each Test Period from and including the Test Period ending December 31, 2018: 2.50 to 1.00, calculated quarterly on a trailing four quarter basis.”.

9.    Section 8.07(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(e)    Collateral Maintenance. The Borrower will not permit the sum of (x) the Aggregate Appraised Value of the Collateral Vessels which have not been sold, transferred, lost or otherwise disposed of (it being understood that permitted chartering arrangements do not constitute disposals for this purpose) and (y) any Additional Collateral to fall below an amount that is equal to or less than on any date from and after the Fifth Amendment Effective date, 140% of the aggregate outstanding principal amount of the Loans; provided that any non-compliance with this Section 8.07(e) shall not constitute an Event of Default (but shall constitute a Default), so long as within 60 days of the occurrence of such noncompliance, the Borrower shall either (x) post Additional Collateral (and shall during such period, and prior to satisfactory completion thereof, be diligently carrying out such actions) or (y) prepay Loans in an amount sufficient to cure such non-compliance.”.
10.    Section 9.09 of the Credit Agreement is hereby amended by adding after the text “or any of its Subsidiaries” appearing in such Section:

“(except any judgment or decree entered against an Immaterial Newbuild Subsidiary in connection with or arising out of any shipbuilding contract).”.
11.    Schedule I to the Credit Agreement is hereby deleted and replaced in its entirety in the form attached hereto as Schedule I.

Exhibit 4.52

12.    Schedule VI to the Credit Agreement is hereby deleted and replaced in its entirety in the form attached hereto as Schedule VI.

13.    Schedule VIII to the Credit Agreement is hereby deleted and replaced in its entirety in the form attached hereto as Schedule VIII.

14.    Exhibit H to the Credit Agreement is hereby deleted and replaced in its entirety in the form attached hereto as Exhibit H.

II.	Miscellaneous Provisions.

1.In order to induce the Lenders to enter into this Fifth Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Fifth Amendment Effective Date (as defined herein) after giving effect to this Fifth Amendment and (ii) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Fifth Amendment Effective Date after giving effect to this Fifth Amendment, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date).

2.This Fifth Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement and the other Credit Documents or any of the other instruments or agreements referred to therein except as set forth herein or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, as amended hereby, the other Credit Documents or any of the other instruments or agreements referred to therein. The Administrative Agent, the Collateral Agent and the Lenders expressly reserve all their rights and remedies except as expressly set forth in this Fifth Amendment.

3.This Fifth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

5.This Fifth Amendment shall become effective as of the date (the “Fifth Amendment Effective Date”) when:

(i)the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036; Attention: May Yip (facsimile number: 212-354-8113 / e-mail: myip@whitecase.com);

(ii)the Borrower shall have paid to the Administrative Agent, for equal distribution between the Lenders, an amendment fee in an amount equal to $200,000; and

Exhibit 4.52

(iii)the Borrower shall have paid to the Administrative Agent all reasonable out-of-pocket costs and expenses incurred in connection with the Fifth Amendment and the other Credit Documents (including, without limitation, the reasonable fees and expenses of White & Case LLP).

6.From and after the Fifth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby. From and after the Fifth Amendment Effective Date, this Fifth Amendment shall for all purposes constitute a Credit Document.
* * *

Exhibit 4.52

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fifth Amendment as of the date first above written.
SCORPIO BULKERS INC., as Borrower

/s/ Hugh Baker
By:__________________________________
Name: Hugh Baker
Title: Chief Financial Officer

[Signature page -Fifth Amendment to Scorpio Bulkers Inc. Credit Agreement]
Americas 91203772 (2K)

Exhibit 4.52

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Administrative Agent and as Lender

/s/ Martin Lunder
By:__________________________________
Name: Martin Lunder
Title: Senior Vice President

/s/ Henning Lyche Christiansen
By:__________________________________
Name: Henning Lyche Christiansen
Title: Senior Vice President

[Signature page -Fifth Amendment to Scorpio Bulkers Inc. Credit Agreement]
Americas 91203772 (2K)

Exhibit 4.52

SKANDINAVISKA ENSKILDA BANKEN AB
(PUBL), as Lender

/s/ Anne Juell-Skielse
By:__________________________________
Name: Anne Juell-Skielse
Title:
/s/ Olaf Kajerdt
By:__________________________________
Name: Olaf Kajerdt
Title:

[Signature page -Fifth Amendment to Scorpio Bulkers Inc. Credit Agreement]
Americas 91203772 (2K)

Exhibit 4.52

COMMITMENTS

Lender	Term Loan Commitments	Revolving Loan Commitments
Nordea Bank Finland Plc, New York Branch	$53,582,442.25	$44,765,717.94
Skandinaviska Enskilda Banken AB (publ)	$53,582,442.25	$44,765,717.94
Total	$107,164,884.50	$89,531,435.88

Exhibit 4.52

SCHEDULE VI

A. Term Loan Vessels 1

Vessel Name	Registered Owner	Type	Flag	DWT	Builder’s Hull Number	Estimated Delivery Date	Contract Price	Maximum Loan Amount
SBI Athena	SBI Athena Shipping Company Limited	Ultramax	Marshall Islands	64,000	CX0610	Q1 2015	$27,250,000	$12,048,289.10
SBI Conga	SBI Conga Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1722A	Q4 2015	$31,310,000	$14,636,898.25
SBI Bolero	SBI Bolero Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1723A	Q4 2015	$31,310,000	$14,636,898.25
SBI Sousta	SBI Sousta Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1724A	Q1 2016	$31,310,000	$13,591,405.52
SBI Rock	SBI Rock Shipping Company Limited	Kamsarmax	Liberia	82,000	1092	Q1 2016	$29,313,000	$12,721,835.72
SBI Thalia	SBI Thalia Shipping Company Limited	Ultramax	Marshall Islands	64,000	CX0612	Q4 2015	$27,250,000	$12,738,916.53
SBI Reggae	SBI Reggae Shipping Company Limited	Kamsarmax	Liberia	82,000	H1725A	Q1 2016	$31,310,000	$13,590,641.13
SBI Parapara	SBI Parapara Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1735A	Q4 2016	$31,310,000	$13,200,000.00

1 The information in this SCHEDULE VI shall be updated for each Collateral Vessel after each Borrowing Date, and may be supplemented by written notice to the Administrative Agent and Collateral Agent prior to each such Borrowing Date pursuant to Section 6.18 of this Agreement.

Exhibit 4.52

SCHEDULE VI

B. Revolving Loan Vessels

Vessel Name	Registered Owner	Type	Flag	DWT	Builder’s Hull Number	Estimated Delivery Date	Contract Price	Maximum Loan Amount
SBI Echo	SBI Echo Shipping Company Limited	Ultramax	Marshall Islands	61,000	S870	Q3 2015	$30,750,000	$12,511,435.88
SBI Zumba	SBI Zumba Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1726A	Q3 2016	$31,310,000	$13,200,000.00
SBI Mazurka	SBI Mazurka Shipping Company Limited	Kamsarmax	Marshall Islands	82,000	H1736A	Q4 2016	$31,310,000	$13,200,000.00
SBI Hera	SBI Hera Shipping Company Limited	Ultramax	Liberia	60,200	1907	Q2 2016	$31,045,490	$12,320,000.00
SBI Zeus	SBI Zeus Shipping Company Limited	Ultramax	Liberia	60,200	1906	Q2 2016	$31,045,490	$11,900,000.00
SBI Poseidon	SBI Poseidon Shipping Company Limited	Ultramax	Liberia	60,200	1911	Q3 2016	$31,045,490	$13,200,000.00
SBI Apollo	SBI Apollo Shipping Company Limited	Ultramax	Liberia	60,200	1912	Q4 2016	$31,045,490	$13,200,000.00

Exhibit 4.52

SCHEDULE VIII

SCHEDULED TERM AMORTIZATION PAYMENTS AND
SCHEDULED REVOLVING LOAN COMMITMENT REDUCTIONS

Collateral Vessel	Vessel Acquisition Borrowing Date	Attributable Term Loan Amount	Attributable Revolving Loan Amount
SBI Athena	6-Feb-15	$12,048,289.10	$0.00
SBI Echo	6-Jul-15	$0.00	$12,511,435.88
SBI Conga	9-Oct-15	$14,636,898.25	$0.00
SBI Bolero	27-Oct-15	$14,636,898.25	$0.00
SBI Thalia	28-Oct-15	$12,738,916.53	$0.00
SBI Sousta	24-Dec-15	$13,591,405.52	$0.00
SBI Rock	26-Jan-16	$12,721,835.72	$0.00
SBI Reggae	2-Feb-16	$13,590,641.13	$0.00
SBI Zeus	21-Apr-16	$0.00	$11,900,000.00
SBI Hera	25-May-16	$0.00	$12,320,000.00
Total :		$93,964,884.50	$36,731,435.88

Exhibit 4.52

SCHEDULE VIII

Payment Date:	SBI Athena	SBI Conga	SBI Bolero	SBI Thalia	SBI Sousta	SBI Rock	SBI Reggae	Total Term Loan Repayment
	Scheduled Term Amortization Payment Amount
30-Jun-16
30-Sep-16
31-Dec-16
31-Mar-17
30-Jun-17
30-Sep-17
31-Dec-17
31-Mar-18	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.02
30-Jun-18	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.02
30-Sep-18	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.02
31-Dec-18	$228,650.01	$261,373.18	$261,373.18	$227,480.66				$978,877.02
31-Mar-19	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18			$1,240,250.20
30-Jun-19	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18	$245,374.65	$261,564.28	$1,747,189.13
30-Sep-19	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18	$245,374.65	$261,564.28	$1,747,189.13
31-Dec-19	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18	$245,374.65	$261,564.28	$1,747,189.13
31-Mar-20	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18	$245,374.65	$261,564.28	$1,747,189.13
30-Jun-20	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18	$245,374.65	$261,564.28	$1,747,189.13
30-Sep-20	$228,650.01	$261,373.18	$261,373.18	$227,480.66	$261,373.18	$245,374.65	$261,564.28	$1,747,189.13
30-Dec-20	$9,533,139.02	11,761,793.27	11,761,793.27	$10,236,629.32	$11,761,793.26	$11,249,587.79	$12,021,255.47	$78,325,991.41

Exhibit 4.52

SCHEDULE VIII

Payment Date:	SBI Echo Scheduled Revolving Commitment Reduction Amounts	SBI Zeus Scheduled Revolving Commitment Reduction Amounts	SBI Hera Scheduled Revolving Commitment Reduction Amounts	Total Scheduled Revolving Commitment Reduction Amounts
June 30, 2016	--			--
September 30, 2016	--			--
December 31, 2016	--			--
March 31, 2017	--			--
June 30, 2017	--			--
September 30, 2017	--			--
December 31, 2017	--			--
March 31, 2018	$227,480.66			$227,480.66
June 30, 2018	$227,480.66			$227,480.66
September 30, 2018	$227,480.66	$212,500.00	$220,000.00	$659,980.66
December 31, 2018	$227,480.66	$212,500.00	$220,000.00	$659,980.66
March 31, 2019	$227,480.66	$212,500.00	$220,000.00	$659,980.66
June 30, 2019	$227,480.66	$212,500.00	$220,000.00	$659,980.66
September 30, 2019	$227,480.66	$212,500.00	$220,000.00	$659,980.66
December 31, 2019	$227,480.66	$212,500.00	$220,000.00	$659,980.66
March 31, 2020	$227,480.66	$212,500.00	$220,000.00	$659,980.66
June 30, 2020	$227,480.66	$212,500.00	$220,000.00	$659,980.66
September 30, 2020	$227,480.66	$212,500.00	$220,000.00	$659,980.66
December 30, 2020	$10,009,148.67	$9,987,500.00	$10,340,000.00	$30,336,648.67